Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2014 relating to the financial statements, financial statement schedule, and  the effectiveness of internal controls over financial reporting which  appears in ParkerVision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
July 30, 2014